EXHIBIT 10.1

C  O  N  S  U  L  T  I  N  G    A  G  R  E  E  M  E  N   T

AGREEMENT made as of the 11th day of March by and between CHINA TEL GROUP INC., maintaining its principal offices at  8105 Irvine Center Drive Suite 800 Irvine, CA 92618 (hereinafter referred to as "CHINATEL") and STRATEGIC PARTNERS CONSULTING, LLC maintaining his principal offices at 58 Autumn Lane Bristol, NH 03222 (hereinafter referred as "STRATEGIC").

W I T N E S S E T H:

WHEREAS, STRATEGIC is engaged in the business of financial consulting services and has knowledge, expertise and personnel to render the requisite services to CHINATEL; and

WHEREAS, CHINATEL is desirous of retaining STRATEGIC for the purpose of obtaining these services so as to better, more fully and more effectively present itself in the financial services community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of STRATEGIC.  CHINATEL herewith engages STRATEGIC and STRATEGIC agrees to render to CHINATEL financial consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate CHINATEL’s performance in view of its corporate planning and business objectives.

A.           The consulting services to be provided by the STRATEGIC shall include, but are not limited to, the development, implementation and maintenance of a sound financial advisory strategy which would include:

1. Corporate Planning--(a) develop an in-depth familiarization with CHINATEL's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof, (b) alert the CHINATEL to new or emerging high potential forms of production and distribution which could either be acquired or developed internally, (c) comment on CHINATEL's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (d) identify prospective suitable merger or acquisition candidates for the CHINATEL, perform appropriate diligence investigations with respect thereto, advise the CHINATEL with respect to the desirability of pursuing such candidates, and assist the CHINATEL in any negotiations which may ensue there from.

B. The services to be rendered by STRATEGIC to the CHINATEL shall under NO circumstances include the following:

1.  Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by  STRATEGIC to be registered as a broker-dealer under the Securities Act of 1934.

2.  Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

C.           CHINATEL acknowledges that STRATEGIC will devote such time as is reasonably necessary to perform the services for CHINATEL, having due regard for STRATEGIC's commitments and obligations to other businesses for which it performs consulting services.

II. Compensation and Expense Reimbursement.

A.           CHINATEL will pay  STRATEGIC, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by STRATEGIC on CHINATEL's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

Term and Termination.  This Agreement shall be for a period of six months commencing March 11th, 2009 and terminating September 11th, 2009.

Treatment of Confidential Information.   STRATEGIC shall not disclose, without the consent of CHINATEL, any financial and business information concerning the business, affairs, plans and programs of CHINATEL which are delivered by CHINATEL to STRATEGIC in connection with  STRATEGIC's services hereunder, provided such information is plainly and prominently marked in writing by CHINATEL as being confidential (the "Confidential Information").  That STRATEGIC will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) that STRATEGIC is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

Indemnification by CHINATEL as to information provided to STRATEGIC.  CHINATEL acknowledges that STRATEGIC, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by CHINATEL's officers, directors, agents and/or employees.  CHINATEL agrees to indemnify, hold harmless and defend STRATEGIC, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by CHINATEL to STRATEGIC.

Independent Contractor.  It is expressly agreed that STRATEGIC is acting as an independent contractor in performing its services hereunder.  CHINATEL shall carry no workers compensation insurance or any health or accident insurance on STRATEGIC or consultant's employees. CHINATEL shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

Assignment.  This Agreement may be assigned all or in part by STRATEGIC without the written consent of the other party.

Notices.  Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement.  The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver.  This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern; Forum for Disputes.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws.  Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.

Cancellation.  This agreement may be cancelled by CHINATEL with seven days written notice and that all prorated shares will be returned to CHINATEL upon such cancellation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

By:           ____________________________
STRATEGIC PARTNERS CONSULTING, LLC

By:           ____________________________
CHINA TEL GROUP, INC.

SCHEDULE A-1

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

A.
For the services to be rendered and performed by STRATEGIC during the term of the Agreement, CHINATEL agrees to pay to STRATEGIC, 2,300,000 shares (Two-Million Three Hundred Thousand shares) of CHINA TEL GROUP, INC. restricted common stock issued in two traunches, with the first traunch of 1,300,000 shares to be received within 10 days of the signing of this agreement and the remaining 1,000,000 shares to be received within 45 days of the signing of this agreement.  All shares issued will have Piggy-Back Rights of registration or after any period applicable under Rule 144, CHINATEL will have an attorney issue an opinion letter for the removal of the legend and release all stock transfer instructions on such stock except as may be required under state or federal securities laws.

B.	STRATEGIC agrees that all expenses must be approved in advance by CHINA TEL and that STRATEGIC may invoice CHINA TEL for those expenses upon and only with the approval of CHINA TEL.

          By:         __________________________________
          STRATEGIC PARTNERS CONSULTING, LLC

                                                                                                    By:        ___________________________________
CHINA TEL GROUP, INC..